Registration No. 333-

As filed with the Securities and Exchange Commission on January 11, 2021

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

RADA ELECTRONIC INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Israel	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

7 Giborei Israel Street
Netanya 4250407, Israel
Tel: 972-76-538-6200
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

RADA Sensors Inc.
20300 Seneca Meadows Parkway
Suite 310
Germantown, MD 20876
Tel: 240-423-1860
(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies of all Correspondence to:

Steven J. Glusband, Esq. Guy Ben Ami, Esq. Carter Ledyard & Milburn LLP 2 Wall Street New York, NY 10005 Tel: 212-238-8605 Fax: 212-732-3232	Sarit Molcho, Adv. S. Friedman & Co., Advocates Amot Investment Tower 2 Weizman Street Tel Aviv 6423902 Israel Tel: +972-3-6931931

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company      ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

 † The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (2)	Proposed maximum offering price per unit (3)	Proposed maximum aggregate offering price (2)(3)	Amount of registration fee (1)(4)
Ordinary Shares, par value NIS 0.03 per share
Warrants
Debt Securities
Subscription rights
Units
Total			$100,000,000	$9,742.63
__________________
(1)
This registration statement covers offers, sales and distributions of an indeterminate number or aggregate principal amount of the registered securities which the registrant may from time to time issue at indeterminate prices. The aggregate maximum offering price of all securities covered by this registration statement will not exceed $100,000,000 or the equivalent amount denominated in one or more foreign currencies. Any securities registered under this registration statement may be sold separately or as units with other securities registered hereunder. The securities covered by this registration statement also include such indeterminate number of Ordinary Shares of RADA Electronic Industries Ltd. as may be issued upon conversion of or exchange for any securities that provide for conversion or exchange into such Ordinary Shares or as may be issued upon exercise of warrants or pursuant to the anti−dilution provisions of any such securities.

(2)
The registrant will determine the proposed maximum offering price per unit and the proposed maximum aggregate offering price per class from time to time in connection with the issuance of the registered securities. The proposed maximum aggregate offering price for each class is omitted pursuant to General Instruction II.C of Form F-3 under the Securities Act of 1933.

(3)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act.

(4)
Calculated pursuant to Rule 457(o) under the Securities Act of 1933 for $89,300,021. Pursuant to Rule 429(a) under the Securities Act, the prospectus (“Prospectus”) included in this Registration Statement on Form F-3 (this “Registration Statement”) is a combined prospectus and also relates to an aggregate of $10,699,979 of securities registered and remaining unsold as of January 11, 2021 under the registrant’s registration statement on Form F-3 (No. 333-226845) (the “Prior Registration Statement”), which became effective on August 21, 2018. Pursuant to Rule 429(b), this Registration Statement, upon effectiveness, also constitutes a post-effective amendment to the Prior Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the SEC, acting pursuant to said Section 8(a), may determine.

The information contained in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 11, 2021

PROSPECTUS

$100,000,000
Ordinary Shares
Warrants
Debt Securities
Subscription Rights
Units

We may offer and sell under this prospectus, from time to time, any combination of the securities described in this prospectus, either individually or in units, in one or more offerings, up to an aggregate of $100,000,000.

Our ordinary shares currently trade on the Nasdaq Capital Market under the symbol "RADA." On January 8, 2021, the last reported sale price of our Ordinary Shares on the Nasdaq Capital Market was $9.45 per share. We have not yet determined whether any of the other securities that may be offered by this prospectus will be listed on any exchange, inter-dealer quotation system or over-the-counter market. If we decide to seek listing of any such securities, a prospectus supplement relating to those securities will disclose the exchange, quotation system or market on which the securities will be listed and the date when we expect trading to begin.

This prospectus provides a general description of the securities we may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update, or change information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read both this prospectus and any prospectus supplement together with additional information described under the heading “Where You Can Find More Information” and the documents incorporated or deemed to be incorporated by reference carefully before you make your investment decision.

We will sell these securities directly to our shareholders or to purchasers or through agents on our behalf or through underwriters or dealers as designated from time to time. If any agents or underwriters are involved in the sale of any of these securities, the applicable prospectus supplement will provide the names of the agents or underwriters and any applicable fees, commissions, or discounts. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus on page 8.

INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. SEE “RISK FACTORS” BEGINNING ON PAGE 5 AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS FOR A DISCUSSION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED BY PROSPECTIVE PURCHASERS OF THE SECURITIES OFFERED HEREBY.

NONE OF THE U.S. SECURITIES AND EXCHANGE COMMISSION, THE ISRAELI SECURITIES AUTHORITY OR ANY STATE SECURITIES COMMISSION HAVE APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. The securities offered by this prospectus are being offered only in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of each document. Our business, financial condition, results of operations and prospects may have changed since that date.

- ii -

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities Exchange Commission, or the SEC. This prospectus and the documents incorporated by reference herein include important information about us, the securities being offered by us and other information you should know before investing. Any prospectus supplement may also add, update, or change information in this prospectus. If there is any inconsistency between the information contained in this prospectus and any prospectus supplement, you should rely on the information contained in that particular prospectus supplement. This prospectus does not contain all the information provided in the registration statement we filed with the SEC. You should read this prospectus together with the additional information about us described in the sections below entitled “Incorporation of Certain Information by Reference” and “Where You Can Find More Information.” You should rely only on information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with information different from that contained in, or incorporated by reference into, this prospectus. The information contained in this prospectus is accurate only as of the date on the front cover of the prospectus and information we have incorporated by reference in this prospectus is accurate only as of the date of the document incorporated by reference. You should not assume that the information contained in, or incorporated by reference into, this prospectus is accurate as of any other date.

Unless we have indicated otherwise or the context otherwise requires, references in this prospectus and any supplement to this prospectus to “the Company,” “RADA,” “we,” “us” and “our” refer to RADA Electronic Industries Ltd., a company organized under the laws of the State of Israel, and its wholly owned subsidiaries. All references in this prospectus to “dollars” or “$” are to United States dollars, and all references to “Shekels” or “NIS” are to New Israeli Shekels.

NOTE ON FORWARD-LOOKING STATEMENTS

Some of the statements contained in this prospectus supplement and incorporated by reference are forward-looking statements. Forward-looking statements involve risks and uncertainties, such as statements about our plans, objectives, expectations, assumptions or future events. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “should,” “will,” “could” and similar expressions denoting uncertainty or an action that may, will or is expected to occur in the future. These statements involve estimates, assumptions, known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from any future results, performances or achievements expressed or implied by the forward-looking statements.

Examples of forward-looking statements include, but are not limited to:

●  the timing of the development of future products;

●  projections of costs, revenue, earnings, capital structure and other financial items;

●  statements of our plans and objectives;

●  statements regarding the capabilities of our business operations;

●  statements of expected future economic performance;

●  statements regarding competition in our market; and

●  assumptions underlying statements regarding us or our business.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following:

●   strategic actions, including acquisitions and dispositions and our success in integrating acquired businesses;

●   the occurrence of hostilities, political instability or catastrophic events;

●   changes in customer demand;

●   the extent to which we are successful in gaining new long-term relationships with customers or retaining existing   ones;

●   developments and changes in laws and regulations, including increased regulation of our industry through legislative action and revised rules and standards;

●   security breaches, cybersecurity attacks and other significant disruptions; and

●   natural events such as severe weather, fires, floods and earthquakes or man-made or other disruptions of our equipment.

The ultimate accuracy of these forward-looking statements depends upon a number of known and unknown risks and events. We discuss our known material risks in the section entitled “Risk Factors” in this prospectus beginning on page 5 and in our annual report on Form 20-F for the year ended December 31, 2019 incorporated by reference herein. Many factors could cause our actual results to differ materially from the forward-looking statements. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

The forward-looking statements speak only as of the date on which they are made, and, except as required by law, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

 Market and Industry Data

We operate in an industry in which it is difficult to obtain precise market and industry information. We have generally obtained the market data in this prospectus supplement from public filings, from industry publications, from studies conducted by third party sources that we believe to be reliable, and based on our experience and our own investigation of market conditions.

PROSPECTUS SUMMARY

This summary contains basic information about us and our business, but does not contain all of the information that is important to your investment decision. You should carefully read this summary together with the more detailed information contained elsewhere in this prospectus and the documents incorporated herein and therein by reference before making an investment decision. Investors should carefully consider the information set forth under the caption “Risk Factors” appearing elsewhere in this prospectus, including those described in documents incorporated by reference herein.

Overview

We are a defense technology company focused on proprietary radar solutions and legacy avionics systems.  We are a leader in mini-tactical radars, offering software-defined, multi-mission solutions which perform while on-the-move. Our radars address attractive, high-growth markets, including critical infrastructure protection, border surveillance, active military protection and counter-drone applications. We also develop, manufacture and sell avionics solutions (including avionics for unmanned aerial vehicles and airborne inertial navigation systems), airborne data/video recording and management systems.

Our U.S.-based subsidiary, RADA Technologies LLC, is focused on the adaptation of our tactical radar technology for the U.S. market. In order to capitalize on opportunities in the U.S. market, we opened a new manufacturing facility in Maryland in November 2019.

Our Strategy

We are pursuing an attractive and growing multi-billion dollars market and are focused on successfully executing a strategy based on:

• continuing to develop industry-leading technology;

• delivering affordable and high-performance customer solutions; and

• creating a value-added U.S. footprint and capabilities to support growth.

Our Strengths

We operate in a large and growing market and believe that our proprietary, high performance and mature solutions have provided us with an advantage in the market based on:

• software defined radars that enable a variety of customized solutions, utilizing the same hardware;

• products that align with future best-of-breed, open architecture;

• strong partnerships and relationships due to responsive solutions tailored to customer needs;

• major end-users including the USMC, U.S. Army, USAF and the Israeli Defense Forces; and

• systems are offered at a significant price differential from those of our competitors.

Market Opportunity

We believe that we are well-positioned to continue and accelerate our growth based on our assessment of the market for mini-tactical radars. These radars are expected to be included in the future modernization programs of the U.S. Army and other military forces. In a report issued by the U.S. Army, it was reported that the U.S. Army’s “Big Six” Modernization Priorities includes budgeted spending for the years 2021 to 2024 of $7.3 billion for air and missile defense capabilities (including protection against drones) and $11.2 billion for next-generation combat vehicles (including force protection).

•
Based on a bottom up analysis of available information relating to announced and pending defense programs for active protection systems (“APS”) and short-range surveillance (“SHORAD”) applications, we estimate the total potential addressable market for such applications to be approximately $5 billion.

•
Opportunities for APS applications, including for the Bradley and Stryker armored vehicle programs are, based on our own market intelligence, estimated to total $1.5 billion in the U.S., including over 600 radars for the initial Bradley armored vehicle program and $1.5 billion internationally.

•
SHORAD and counter drone opportunities, including for the U.S. Army Initial Maneuver Short-Range Air Defense program which is expected to require 600 radars and the USMC Ground Based Air Defense program with 200 radars delivered to date and the potential for approximately 400 additional radars with, based on our own market intelligence, total estimated revenues of $1 billion in each of the domestic and international markets.

Corporate Information

We were incorporated under the laws of the State of Israel on December 8, 1970. We are a public limited liability company under the Israeli Companies Law 1999-5759, or the Israeli Companies Law, and operate under this law and associated legislation. Our registered offices and principal place of business are located at 7 Giborei Israel Street, Netanya 4250407, Israel, and our telephone number is +972-76-538-6200. Our website address is www.RADA.com . The information on our website is not incorporated by reference into this prospectus.

RISK FACTORS

Investing in our securities involves a high degree of risk and uncertainty. You should carefully consider the risks and uncertainties described below before investing in our securities. Our business, prospects, financial condition and results of operations could be adversely affected due to any of the following risks. In that case, the value of our securities could decline, and you could lose all or part of your investment.

Risks Related to Our Business and Our Industry

We have a history of operating losses and may not be able to sustain profitable operations in the future. To the extent that we incur operating losses in the future, we may not have sufficient working capital to fund our operations.

We incurred operating losses in three of the five years ended December 31, 2019 and may not be able to achieve or sustain profitable operations in the future or generate positive cash flows from operations. As of September 30, 2020, our accumulated deficit was $76 million. Based on our current operations, we believe our existing funds will be sufficient to fund our operations in 2021. To the extent that we incur operating losses in the future or are unable to generate free cash flows from our business, we may not have sufficient working capital to fund our projected level of operations and will be required to obtain additional financing. Such financing may not be available, or if available, may not be on terms satisfactory to us. If adequate funds are not available to us, our business, and results of operations and financial condition will be adversely affected.

While we have met with initial success in the introduction of our advanced ground radars for tactical applications such as defense forces protection and border protection, there can be no assurance that we will succeed in obtaining general market acceptance or that we will ever recover our investment in this new product family.

We have developed a number of radar hardware platforms for use in combat vehicles and tactical protection applications for defense forces and border protection. In December 2014, we announced the first significant order for this product family and while we have been successful in marketing our ground radar products since then, we cannot assure you that our ground radars will achieve broad market acceptance or encounter significant competition.

We may be required to obtain financing for strategic opportunities, which financing may not be available for us in a timely manner or on favorable terms, and which may dilute the holdings of our shareholders and/or require us to incur additional debt.

In order to invest in strategic opportunities in support of our growth plans and/or business development activities, we may be required to obtain funds from financing sources, including through debt vehicles or re-financing, sale of new securities or other financing alternatives. There is no assurance that we will be able to obtain sufficient funding, if at all, from the financing sources detailed above or other sources in a timely manner (or on commercially reasonable terms) in order to allow us to fund our growth plans and/or business development activities, which may adversely affect our financial position and operations, may dilute the holdings of our shareholders or require us to incur additional debt.

The current novel strain of coronavirus (COVID-19) may adversely affect our operations and business.

If a pandemic, epidemic or outbreak of an infectious disease occurs in the United States, Israel or elsewhere, our business may be adversely affected. In December 2019, COVID-19 was identified in Wuhan, China. This virus continues to spread globally and has spread to over 190 countries, including the United States and Israel. The spread of this virus has resulted in the World Health Organization declaring the outbreak of COVID-19 as a “pandemic.” Many countries around the world have imposed quarantines and restrictions on travel and mass gatherings to slow the spread of the virus. In January 2021, the  Government of Israel once again imposed various restrictions to slow the spread of COVID-19 and continues to require all travelers arriving in Israel to remain in quarantine until 14 days have passed since the date of entry into Israel.

We currently anticipate that the COVID-19 outbreak may have a negative effect on our operations going forward, especially if the pandemic continues to worsen. The restrictions imposed globally as a result of the outbreak are likely to cause operating difficulties.COVID-19 will likely have a negative impact on our ability to generate revenues due to the inability of certain of our sales and support teams to travel and/or meet with customers or provide on-site services. The spread of COVID-19 may also result in order cancellations, delays and delivery suspensions. As a result, our business and operating results may be negatively affected. The extent to which COVID-19 impacts our business will depend on future developments, which are highly uncertain and cannot be predicted, including, reductions in in defense spending because of the financial impact of the pandemic on governmental budgets and the governmental actions to contain COVID-19.

Competition in the market for defense electronics is intense. Our products may not achieve market acceptance, which could adversely affect our business, financial condition and results of operations.

The market for our products is highly competitive and we may not be able to compete effectively in our market. Our principal competitors in the defense electronics market, include Israel Aerospace Industries Ltd., or IAI, Raytheon Company, Northrop Grumman Corporation, Thales Group, SRC Inc. and Leidos/Dynetics. We expect to continue to face competition from these and other competitors. Most of our competitors are larger and have substantially greater resources than us, including financial, technological, marketing and distribution capabilities, and enjoy greater market recognition than we do. These competitors are able to achieve greater economies of scale and may be less vulnerable to price competition than us. We may not be able to offer our products as part of integrated systems to the same extent as our competitors or successfully develop or introduce new products that are more cost effective or offer better performance than those of our competitors. Failure to do so could adversely affect our business, financial condition and results of operations.

We may not be able to implement our growth strategy which could adversely affect our business, financial condition and results of operations.

In line with our growth strategy, we entered into a number of strategic relationships with Embraer S.A., or Embraer, Hindustan Aeronautics Ltd., Israel Aircraft Industries , Lockheed Martin Corporation, Boeing Defense, Space & Security, Rafael Advanced Defense Systems Ltd., Elbit Systems Ltd.,  Leonardo DRS, Anduril Industries, Inc. and Ascent Vision Technologies (a wholly owned subsidiary of CACI International Inc.) to increase our penetration into the defense electronics market. We are currently investing and intend to continue to invest significant resources to develop these relationships and additional new relationships. Should our relationships fail to materialize into significant agreements, or should we fail to work efficiently with these companies, we may lose sales and marketing opportunities and our business, results of operations and financial condition could be adversely affected.

Our growth is dependent in part on the development of new products, based on internal research and development, including the expansion of our radar offerings. We may not accurately identify market needs before we invest in the development of a new product. We may also face difficulties or delays in the development process that will result in our inability to timely offer products that satisfy the market and competing products may emerge during the development and certification process.

Risk Factors Related to Our Ordinary Shares

Our share price has been volatile in the past and may decline in the future.

Our Ordinary Shares have experienced significant market price and volume fluctuations in the past and may experience significant market price and volume fluctuations in the future in response to factors such as the following, some of which are beyond our control:

• Quarterly variations in our operating results;

• Operating results that vary from the expectations of securities analysts and investors;

• Changes in expectations as to our future financial performance, including financial estimates by securities analysts and investors;

• Announcements of technological innovations or new products by us or our competitors;

• Announcements by us or our competitors of significant contracts, acquisitions, strategic partnerships, joint ventures or capital commitments;

• Changes in the status of our intellectual property rights;

• Announcements by third parties of significant claims or proceedings against us;

• Additions or departures of key personnel;

• Future sales of our Ordinary Shares;

• Delisting of our shares from the NASDAQ Capital Market; and

• Stock market price and volume fluctuations.

Domestic and international stock markets often experience extreme price and volume fluctuations. Market fluctuations, as well as general political and economic conditions, such as recessions, pandemics, interest and currency rate fluctuations, and political events or hostilities in or surrounding Israel, could adversely affect the market price of our Ordinary Shares.

In the past, securities class action litigation has often been brought against companies following periods of volatility in the market price of its securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and divert management’s attention and resources both of which could have a material adverse effect on our business and results of operations.

In addition, to continue to be listed on the NASDAQ Capital Market, we need to satisfy a number of conditions, including a minimum closing bid price per share of $1.00. At times in the past we were not in compliance with this requirement, although we managed to regain compliance by a reverse stock split. If in the future, our share price drops again (for 30 consecutive days under a bid price per share of $1.00), we may be eventually delisted from NASDAQ and trading in our Ordinary Shares would be conducted on a market where an investor would likely find it significantly more difficult to dispose of, or to obtain accurate quotations as to the value of our Ordinary Shares.

Substantial future sales of our Ordinary Shares by our principal shareholders may depress our share price.

If our principal shareholders sell substantial amounts of their Ordinary Shares, including shares registered under effective registration statements and shares issuable upon the exercise of outstanding warrants, or if the perception exists that our principal shareholders may sell a substantial number of our Ordinary Shares, the market price of our Ordinary Shares may fall. Any substantial sales of our shares in the public market also might make it more difficult for us to sell equity or equity related securities in the future at a time and on terms we deem appropriate.

CAPITALIZATION AND INDEBTEDNESS

Our capitalization and indebtedness will be set forth in a prospectus supplement to this prospectus or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated herein by reference.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include working capital expenditures, acquisitions and investments. Additional information on the use of net proceeds from the sale of securities covered by this prospectus may be set forth in the prospectus supplement relating to the specific offering.

DIVIDEND POLICY

We have never declared or paid any cash dividend on our ordinary shares. We currently intend to retain any future earnings and do not expect to pay any dividends in the foreseeable future. Any further determination to pay dividends on our ordinary shares will be at the discretion of our board of directors, subject to applicable laws, and will depend on our financial condition, results of operations, capital requirements, general business conditions, and other factors that our board of directors considers relevant.

PLAN OF DISTRIBUTION

We may sell the securities being offered hereby in any one or more of the following methods from time to time:

• to or through one or more underwriters on a firm commitment or best efforts basis;

•    to or through dealers, who may act as agents or principals, including a block trade (which may involve crosses) in which a broker or dealer so engaged will attempt to sell as agent but may position and resell a portion of the block as principal to facilitate the transaction;

• through agents;

• through privately negotiated transactions;

• directly to purchasers, including our affiliates;

• purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

• exchange distributions and/or secondary distributions;

• ordinary brokerage transactions and transactions in which the broker solicits purchasers;

• to one or more underwriters for resale to the public or to investors;

• in “at the market offerings,” to or through a market maker or into an existing trading market, on an exchange or otherwise;

• transactions not involving market makers or established trading markets, including direct sales or privately negotiated transactions;

• transactions in options, swaps or other derivatives that may or may not be listed on an exchange; or

• in any combination of these methods of sale.

The prospectus supplement with respect to any offering of our securities will set forth the terms of the offering, including:

• the name or names and addresses of any underwriters, dealers or agents;

• the purchase price of the securities and the proceeds to us from the sale;

• any underwriting discounts and commissions or agency fees and other items constituting underwriters' or agents' compensation;

• the public offering price;

• any discounts or concessions allowed or reallowed or paid to dealers;

• any securities exchanges or markets on which such securities may be listed; and

• any delayed delivery arrangements.

The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to the prevailing market prices or at negotiated prices, or in a combination of any of the above noted pricing methods.

If securities are sold by means of an underwritten offering, we will execute an underwriting agreement with an underwriter or underwriters, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any, will be set forth in the prospectus supplement which will be used by the underwriters to sell the securities. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriters at the time of sale. Maximum compensation to any underwriters, dealers or agents will not exceed any applicable Financial Industry Regulatory Authority, or FINRA, limitations. In particular, in compliance with the guidelines of FINRA, the aggregate maximum fees or other items of value to be received by any FINRA member or independent broker-dealer will not exceed 7% of the gross proceeds of any offering pursuant to this registration statement.

Our securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to conditions precedent and that the underwriters with respect to a sale of securities will be obligated to purchase all of those securities if they purchase any of those securities.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price with additional underwriting discounts or commissions. If we grant any over-allotment option, the terms of any over-allotment option will be set forth in the prospectus supplement relating to those securities.

If a dealer is utilized in the sales of securities in respect of which this prospectus is delivered, we will sell those securities to the dealer as principal. The dealer may then resell those securities to the public at varying prices to be determined by the dealer at the time of resale. Any reselling dealer may be deemed to be an underwriter, as the term is defined in the Securities Act of the securities so offered and sold. The name of the dealer and the terms of the transaction will be set forth in the related prospectus supplement.

Offers to purchase securities may be solicited by agents designated by us from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus is delivered will be named, and any commissions payable by us to the agent will be set forth, in the applicable prospectus supplement. Unless otherwise indicated in the prospectus supplement, any agent will be acting on a reasonable best-efforts basis for the period of its appointment. Any agent may be deemed to be an underwriter, as that term is defined in the Securities Act of the securities so offered and sold.

Offers to purchase securities may be solicited directly by us and the sale of those securities may be made by us directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act with respect to any resale of those securities. The terms of any sales of this type will be described in the related prospectus supplement.

We also may sell directly to investors through subscription rights distributed to our shareholders on a pro rata basis. In connection with any distribution of subscription rights to shareholders, if all of the underlying securities are not subscribed for, we may sell the unsubscribed securities directly to third parties or may engage the services of one or more underwriters, dealers or agents, including standby underwriters, to sell the unsubscribed securities to third parties.

Underwriters, dealers, agents and remarketing firms may be entitled under relevant agreements entered into with us to indemnification by us against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”), that may arise from any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact in this prospectus, any supplement or amendment hereto, or in the registration statement of which this prospectus forms a part, or to contribution with respect to payments which the agents, underwriters or dealers may be required to make. We may use underwriters, dealers, agents and remarketing firms with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, dealers, agents and/or remarketing firm and the nature of any such relationship.

If so indicated in the prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutions to purchase securities from us pursuant to contracts providing for payments and delivery on a future date. Institutions with which contracts of this type may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by us. The obligations of any purchaser under any contract of this type will be subject to the condition that the purchase of the securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which the purchaser is subject. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of those contracts.

One or more firms, referred to as "remarketing firms," may also offer or sell the securities, if the prospectus supplement so indicates, in connection with a remarketing arrangement upon their purchase. Remarketing firms will act as principals for their own accounts or as agents for the Company or any of its subsidiaries. These remarketing firms will offer or sell the securities in accordance with a redemption or repayment pursuant to the terms of the securities.

The prospectus supplement will identify any remarketing firm and the terms of its agreement, if any, with the Company or any of its subsidiaries and will describe the remarketing firm's compensation. Remarketing firms may be deemed to be underwriters in connection with the securities they remarket. Remarketing firms may be entitled under agreements that may be entered into with the Company or any of its subsidiaries to indemnification by the Company or any of its subsidiaries against certain civil liabilities, including liabilities under the Securities Act, and may engage in transactions with or perform services for the Company or any of its subsidiaries in the ordinary course of business.

Disclosure in the prospectus supplement of our use of delayed delivery contracts will include the commission that underwriters and agents soliciting purchases of the securities under delayed contracts will be entitled to receive in addition to the date when we will demand payment and delivery of the securities under the delayed delivery contracts. These delayed delivery contracts will be subject only to the conditions that we describe in the prospectus supplement.

In connection with the offering of securities, persons participating in the offering, such as any underwriters, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities, and syndicate short positions involve the sale by underwriters of a greater number of securities than they are required to purchase from any issuer in the offering. Underwriters also may impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers in respect of the securities sold in the offering for their account may be reclaimed by the syndicate if the securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might prevail in the open market, and these activities, if commenced, may be discontinued at any time.

An underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Securities Exchange Act of 1934. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriter to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. These activities may cause the price of our securities to be higher than it would otherwise be on the open market. The underwriter may discontinue any of these activities at any time.

All securities we offer, other than Ordinary Shares, will be new issues of securities, with no established trading market. Underwriters may make a market in these securities, but will not be obligated to do so and may discontinue market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the ordinary shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.

DESCRIPTION OF ORDINARY SHARES

Our registered share capital consists of a single class of Ordinary Shares, par value NIS 0.03 per share. As of the date hereof, our authorized share capital consisted of 100,000,000 Ordinary Shares, and there were 43,724,446  of our Ordinary Shares issued and outstanding.

All our issued and outstanding Ordinary Shares are fully paid and non-assessable and are issued in registered form. Our Ordinary Shares do not have preemptive rights and there are no sinking fund provisions applicable to our Ordinary Shares.

The following summary description of our capital stock summarizes general terms and provisions that apply to the capital stock. Because this is only a summary, it does not contain all of the information that may be important to you. This summary is subject to and qualified in its entirety by reference to our memorandum of association and articles of association, as amended, each of which are on file with the SEC. See “Where You Can Find More Information.”

Purposes and Objects of the Company

We are registered with the Israeli Companies Registry and have been assigned company number 52-003532-0. Section 2 of our memorandum of association provides that we were established for the purpose of engaging in the business of providing services of planning, development, consultation and instruction in the electronics field. In addition, the purpose of our company is to perform various corporate activities permissible under Israeli law.

Under the Israeli Companies Law, as amended, various provisions, some of which are detailed below, overrule the current provisions of our articles of association.

The Powers of the Directors

Under the provisions of the Companies Law, and our articles of association, a director cannot participate in a meeting nor vote on a proposal, arrangement or contract in which he or she is materially interested. In addition, our directors cannot vote compensation to themselves or any members of their body without the approval of our compensation committee and our shareholders at a general meeting. The authority of our directors to enter into borrowing arrangements on our behalf is not limited, except in the same manner as any other transaction by us.

Under our articles of association, retirement of directors from office is not subject to any age limitation and our directors are not required to own shares in our company in order to qualify to serve as directors.

Rights Attached to Shares

Our registered share capital consists of a single class of Ordinary Shares, par value NIS 0.03 per share. As of the date hereof, our authorized share capital consisted of 100,000,000 Ordinary Shares, and there were 43,724,446 of our Ordinary Shares issued and outstanding.  All outstanding Ordinary Shares are validly issued, fully paid and non-assessable. The rights attached to the Ordinary Shares are as follows:

Dividend rights. Holders of our Ordinary Shares are entitled to the full amount of any cash or share dividend subsequently declared. The board of directors may declare interim dividends and propose the final dividend with respect to any fiscal year only out of the retained earnings, in accordance with the provisions of the Israeli Companies Law. Our articles of association provide that the declaration of a dividend requires approval by an ordinary resolution of the shareholders, which may decrease but not increase the amount proposed by the board of directors.

Voting rights. Holders of Ordinary Shares have one vote for each ordinary share held on all matters submitted to a vote of shareholders. Such voting rights may be affected by the grant of any special voting rights to the holders of a class of shares with preferential rights that may be authorized in the future.

An ordinary resolution, such as a resolution to amend our articles of association, requires approval by the holders of a majority of the voting rights represented at the meeting, in person, by proxy or by written ballot and voting on the matter..

Pursuant to our articles, the directors, except for the external directors, shall be elected at the Annual General Meeting by the vote of the holders of a majority of the voting power represented at such meeting in person or by proxy and voting on the election of directors, and each director shall generally serve until the Annual General Meeting next following the Annual General Meeting at which such director was appointed, or his earlier vacation of office or removal pursuant to articles. Except with respect to the removal of external directors, the shareholders shall be entitled to remove any director(s) from office, by a simple majority of the voting power of the Company represented at the meeting in person or by proxy and voting thereon. All of the members of our Board of Directors (except the independent directors) may be reelected upon completion of their term of office.

Rights to share in the company's profits. Our shareholders have the right to share in our profits distributed as a dividend and any other permitted distribution.

Rights to share in surplus in the event of liquidation. In the event of our liquidation, after satisfaction of liabilities to creditors, our assets will be distributed to the holders of Ordinary Shares in proportion to the nominal value of their holdings. This right may be affected by the grant of preferential dividend or distribution rights to the holders of a class of shares with preferential rights that may be authorized in the future.

Liability to capital calls by the company. Under our memorandum of association and the Israeli Companies Law, the liability of our shareholders is limited to the par value of the shares held by them.

Changing Rights Attached to Shares

According to our articles, in order to change the rights attached to any class of shares, unless otherwise provided by the terms of the class, such change must be adopted by a general meeting of the shareholders and by a separate general meeting of the holders of the affected class with a simple majority of the voting power participating in such meeting.

Annual and Special General Meetings

The board of directors must convene an annual meeting of shareholders at least once every calendar year, within 15 months of the last annual meeting. Depending on the matter to be voted upon, notice of at least 21 days or 35 days prior to the date of the meeting is required. Our board of directors may, in its discretion, convene additional meetings as “special general meetings.” In addition, the board of directors must convene a special general meeting upon the demand of two of the directors, 25% of the nominated directors, one or more shareholders having at least 5% of the outstanding share capital and at least 1% of the voting power in the company, or one or more shareholders having at least 5% of the voting power in the company.

Quorum

The quorum required for an ordinary meeting of shareholders consists of at least two shareholders present in person or represented by proxy who hold or represent, in the aggregate, at least 25% of the voting rights of the issued share capital. A meeting adjourned for lack of a quorum generally is adjourned to the same day in the following week at the same time and place or any time and place as the directors designate in a notice to the shareholders. At the reconvened meeting, the required quorum consists of any two shareholders present in person or by proxy.

Limitations on the Rights to Own Securities in Our Company

Neither our memorandum of association or our articles of association nor the laws of the State of Israel restrict in any way the ownership or voting of shares by non-residents, except with respect to subjects of countries which are in a state of war with Israel.

The transfer agent and registrar for our Ordinary Shares is American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, NY 11219.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase Ordinary Shares and/or debt securities in one or more series together with other securities or separately, as described in the applicable prospectus supplement. Below is a description of certain general terms and provisions of the warrants that we may offer. Particular terms of the warrants will be described in the warrant agreements and the prospectus supplement for the warrants.

The applicable prospectus supplement will contain, where applicable, the following terms of and other information relating to the warrants:

• the specific designation and aggregate number of, and the price at which we will issue, the warrants;

• the currency or currency units in which the offering price, if any, and the exercise price are payable;

• the designation, amount, and terms of the securities purchasable upon exercise of the warrants;

• if applicable, the exercise price for Ordinary Shares and the number of Ordinary Shares to be received upon exercise of the warrants;

• if applicable, the exercise price for our debt securities, the amount of debt securities to be received upon exercise, and a description of that series of debt securities;

•    the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•    whether the warrants will be issued in fully registered form or bearer form, in definitive or global form, or in any combination of these forms, although, in any case, the form of a warrant included in a unit will correspond to the form of the unit and of any security included in that unit;

• any applicable material U.S. federal income tax consequences;

• the identity of the warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars, or other agents;

• the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

• if applicable, the date from and after which the warrants and the Ordinary Shares and/or debt securities will be separately transferable;

• if applicable, the minimum or maximum amount of the warrants that may be exercised at any other time;

• information with respect to book-entry procedures, if any;

• the anti-dilution provisions of the warrants, if any;

• any redemption or call provisions;

• whether the warrants are to be sold separately or with other securities as parts of units; and

• any additional terms of the warrants, including terms, procedures, and limitations relating to the exchange and exercise of the warrants.

DESCRIPTION OF DEBT SECURITIES

We may issue debt securities together with other securities or separately, as described in the applicable prospectus supplement, under an indenture to be entered into with the trustee identified in the applicable prospectus supplement.  The terms of the debt securities will include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, as in effect on the date of the indenture.  The indenture will be subject to and governed by the terms of the Trust Indenture Act of 1939.

We may issue the debt securities in one or more series with the same or various maturities, at par, at a premium, or at a discount.  We will describe the particular terms of each series of debt securities in a prospectus supplement relating to that series, which we will file with the SEC.

The prospectus supplement will set forth, to the extent required, the following terms of the debt securities in respect of which the prospectus supplement is delivered:

• the title of the series;

• the aggregate principal amount;

• the issue price or prices, expressed as a percentage of the aggregate principal amount of the debt securities;

• any limit on the aggregate principal amount;

• the date or dates on which principal is payable;

• the interest rate or rates (which may be fixed or variable) or, if applicable, the method used to determine such rate or rates;

• the date or dates from which interest, if any, will be payable and any regular record date for the interest payable;

• the place or places where principal and, if applicable, premium and interest, is payable;

• the terms and conditions upon which we may, or the holders may require us to, redeem or repurchase the debt securities;

• the denominations in which such debt securities may be issuable, if other than denomination of $1,000, or any integral multiple of that number;

• whether the debt securities are to be issuable in the form of certificated debt securities or global debt securities;

• the portion of principal amount that will be payable upon declaration of acceleration of the maturity date if other than the principal amount of the debt securities;

• the currency of denomination;

• the designation of the currency, currencies or currency units in which payment of principal and, if applicable, premium and interest, will be made;

•    if payments of principal and, if applicable, premium or interest, on the debt securities are to be made in one or more currencies or currency units other than the currency of denominations, the manner in which exchange rate with respect to such payments will be determined;

•    if amounts of principal and, if applicable, premium and interest may be determined by reference to an index based on a currency or currencies, or by reference to a commodity, commodity index, stock exchange index, or financial index, then the manner in which such amounts will be determined;

• the provisions, if any, relating to any collateral provided for such debt securities;

• any events of default;

• the terms and conditions, if any, for conversion into or exchange for ordinary shares;

• any depositaries, interest rate calculation agents, exchange rate calculation agents, or other agents; and

• the terms and conditions, if any, upon which the debt securities shall be subordinated in right of payment to other indebtedness of the Company.

One or more debt securities may be sold at a substantial discount below their stated principal amount.  We may also issue debt securities in bearer form, with or without coupons.  If we issue discount debt securities or debt securities in bearer form, we will describe material U.S. federal income tax considerations and other material special considerations which apply to these debt securities in the applicable prospectus supplement.

We may issue debt securities denominated in or payable in a foreign currency or currencies or a foreign currency unit or units.  If we do, we will describe the restrictions, elections, and general tax considerations relating to the debt securities and the foreign currency or currencies or foreign currency unit or units in the applicable prospectus supplement.

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

DESCRIPTION OF SUBSCRIPTION RIGHTS

We may issue subscription rights to purchase our Ordinary Shares. These subscription rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the shareholder receiving the subscription rights in such offering. In connection with any offering of subscription rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

The prospectus supplement relating to any subscription rights we offer, if any, will, to the extent applicable, include specific terms relating to the offering, including some or all of the following:

• the price, if any, for the subscription rights;

• the exercise price payable for each ordinary share upon the exercise of the subscription rights;

• the number of subscription rights to be issued to each shareholder;

• the number and terms of the shares Ordinary Shares which may be purchased per each subscription right;

• the extent to which the subscription rights are transferable;

• any other terms of the subscription rights, including the terms, procedures and limitations relating to the exchange and exercise of the subscription rights;

• the date on which the right to exercise the subscription rights shall commence, and the date on which the subscription rights shall expire;

• the extent to which the subscription rights may include an over-subscription privilege with respect to unsubscribed securities; and

• if applicable, the material terms of any standby underwriting or purchase arrangement which may be entered into by us in connection with the offering of subscription rights.

The description in the applicable prospectus supplement of any subscription rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable subscription right agreement, which will be filed with the SEC if we offer subscription rights. For more information on how you can obtain copies of the applicable subscription right agreement if we offer subscription rights, see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference”. We urge you to read the applicable subscription right agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS

We may, from time to time, issue units comprised of one or more of the other securities that may be offered under this prospectus, in any combination.

Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time, or at any time before a specified date.

Any applicable prospectus supplement will describe:

• the material terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

• any material provisions relating to the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

• any material provisions of the governing unit agreement that differ from those described above.

The description in the applicable prospectus supplement of any units we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable unit agreement, which will be filed with the SEC if we offer units. For more information on how you can obtain copies of the applicable unit agreement if we offer warrants, see the sections entitled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” We urge you to read the applicable unit agreement and any applicable prospectus supplement in their entirety.

FOREIGN EXCHANGE CONTROLS AND OTHER LIMITATIONS

Israeli law and regulations do not impose any material foreign exchange restrictions on non-Israeli holders of our Ordinary Shares.

Non-residents of Israel who purchase our securities will be able to convert dividends, if any, thereon, and any amounts payable upon our dissolution, liquidation or winding up, as well as the proceeds of any sale in Israel of our securities to an Israeli resident, into freely repairable dollars, at the exchange rate prevailing at the time of conversion, provided that the Israeli income tax has been withheld (or paid) with respect to such amounts or an exemption has been obtained.

MATERIAL CHANGES

Except as otherwise described in our Annual Report on Form 20-F for the fiscal year ended December 31, 2019, and in our Reports of Foreign Private Issuer on Form 6-K filed under the Exchange Act and incorporated by reference or disclosed herein, no reportable material changes have occurred since December 31, 2019.

TAXATION

The material Israeli and U.S. federal income tax consequences relating to the purchase, ownership and disposition of any securities offered by the prospectus will be set forth in a supplement to this prospectus.

OFFERING EXPENSES

We estimate the following expenses in connection with this prospectus:

SEC Registration Fee	$9,743
Legal fees and expenses	12,500
Accountants’ fees and expenses	12,000
Miscellaneous	5,007
Total	$39,250

LEGAL MATTERS

The validity of the securities being offered by this prospectus and any accompanying prospectus supplement and other legal matters concerning this offering relating to Israeli law will be passed upon for us by S. Friedman & Co., Tel Aviv, Israel. Carter Ledyard & Milburn LLP, New York, New York, will be passing upon matters of United States law for us with respect to securities offered by this prospectus and any accompanying prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from our 2019 Form 20-F, as amended, have been audited by Kost Forer Gabbay & Kasierer, a Member of Ernst & Young Global, Independent Registered Public Accounting Firm, as set forth in their reports thereon incorporated herein by reference.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated in Israel, all of our executive officers and directors and the Israeli experts named herein are non-residents of the United States, and a substantial portion of our assets and the assets of such persons are located outside the United States. For further information regarding enforceability of civil liabilities against us and certain other persons, see the risk factor that begins with “Service and enforcement of legal process” under the heading “Risk Factors.”

AUTHORIZED REPRESENTATIVE

Our authorized representative in the United States for this offering as required pursuant to Section 6(a) of the Securities Act is our subsidiary, RADA Sensors Inc., 20300 Seneca Meadows Parkway, Suite 310, Germantown, MD  20876.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is a part of a registration statement on Form F-3 that we filed with the SEC under the Securities Act of 1933. We refer you to this registration statement, for further information about us and the securities offered hereby.

We file annual and special reports and other information with the Securities and Exchange Commission (Commission File Number 0-15375). These filings contain important information that does not appear in this prospectus. Our SEC filings are also available on the SEC Internet site at http://www.sec.gov, which contains periodic reports and other information regarding issuers that file electronically.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Commission allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the Commission. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the Commission on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered.

The following documents furnished or filed with the SEC are incorporated in this prospectus by reference:

● Our 2019 Form 20-F, filed with the SEC on April 7, 2020;

● Our reports filed on Form 6-K dated April 7, 2020, April 30, 2020, May 19, 2020, June 4, 2020, August 11, 2020 (two reports), September 29, 2020, November 10, 2020 and January 11, 2021;

● Any future reports on Form 6-K to the extent that we indicate they are incorporated by reference into this registration statement;

● Any future annual reports on Form 20-F that we may file with the SEC under the Exchange Act, prior to the termination of any offering contemplated by the prospectus; and

● The description of our securities contained in Exhibit 2.2 of our 2019 Form 20-F, filed with the SEC on April 7, 2020, and any amendment or report filed for the purpose of updating that description.

Certain statements in and portions of this prospectus update and replace information in the above listed documents incorporated by reference. Likewise, statements in or portions of a future document incorporated by reference in this prospectus may update and replace statements in and portions of this prospectus or the above listed documents.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all the information that has been incorporated by reference in this prospectus but not delivered with this prospectus (and any exhibits specifically incorporated in such information), at no cost, upon written or oral request to us at the following address:

RADA Electronic Industries Ltd.
7 Giborei Israel Street
Netanya 4250407, Israel
Tel: +972-76-538-6200
Attn: Chief Financial Officer

You may also obtain information about us by visiting our website at www.RADA.com. Information contained in our website is not part of this prospectus.

You should rely only on the information contained or incorporated in this prospectus or any supplement. We have not authorized anyone else to provide you with different information. You should not rely on any other representations. Our affairs may change after this prospectus or any supplement is distributed. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of those documents. You should read all information supplementing this prospectus.

Ordinary Shares
Warrants
Debt Securities
Subscription Rights
Units

____________________________

PROSPECTUS

____________________________

You should rely only on the information incorporated by reference or provided in this prospectus and in any accompanying prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell or buy any of the securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date that appears below.

, 2021

 PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 8. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Indemnification of Office Holders

The Israeli Companies Law provides that a company may, if permitted by its articles of association, indemnify an office holder for acts or omissions performed by the office holder in such capacity for:

•	a monetary liability imposed on the office holder in favor of another person by any judgment, including a settlement or an arbitrator's award approved by a court;

•
reasonable litigation expenses, including attorney's fees, actually incurred by the office holder as a result of an investigation or proceeding instituted against him or her by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against the office holder or the imposition of any monetary liability in lieu of criminal proceedings, or concluded without the filing of an indictment against the office holder and a monetary liability was imposed on the officer holder in lieu of criminal proceedings with respect to a criminal offense that does not require proof of criminal intent; and

•
reasonable litigation expenses, including attorneys' fees, incurred by the office holder or which were imposed on him or her by a court, in an action instituted by the company or on the company's behalf or by another person, against the office holder, or in a criminal charge from which he was acquitted, or in a criminal proceeding in which the office holder was convicted of a criminal offense which does not require proof of criminal intent.

In accordance with the Israeli Companies Law, a company's articles of association may permit the company to:

•
prospectively undertake to indemnify an office holder, except that with respect to a monetary liability imposed on the office holder by any judgment, settlement or court-approved arbitration award, the undertaking must be limited to types of events which the company's board of directors deems foreseeable considering the company's actual operations at the time of the undertaking, and to an amount or standard that the board of directors has determined as reasonable under the circumstances.

•	retroactively indemnify an office holder of the company.

Insurance of Office Holders

The Israeli Companies Law provides that a company may, if permitted by its articles of association, enter into a contract to insure office holders in respect of liabilities incurred by the office holder with a respect to an act performed in his or her capacity as an office holder, as a result of:

•	a breach of the office holder's duty of care to the company or to another person;

•
a breach of the office holder's duty of loyalty to the company, provided that the office holder acted in good faith and had reasonable cause to assume that his or her act would not prejudice the company's interests; or

•	a financial liability imposed upon the office holder in favor of another person.

Exculpation of Office Holders

The Israeli Companies Law provides that an Israeli company cannot exculpate an office holder from liability with respect to a breach of his or her duty of loyalty.  If permitted by its articles of association, a company may exculpate in advance an office holder from his or her liability to the company, in whole or in part, with respect to a breach of his or her duty of care.  However, a company may not exculpate in advance a director from his or her liability to the company with respect to a breach of his duty of care in the event of distributions.

Limitations on Exculpation, Insurance and Indemnification

The Israeli Companies Law provides that neither a provision of the articles of association permitting the company to enter into a contract to insure the liability of an office holder, nor a provision in the articles of association or a resolution of the board of directors permitting the indemnification of an office holder, nor a provision in the articles of association exculpating an office holder from duty to the company shall be valid, where such insurance, indemnification or exculpation relates to any of the following:

•
a breach by the office holder of his duty of loyalty unless, with respect to insurance coverage or indemnification, the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach by the office holder of his duty of care if such breach was committed intentionally or recklessly, unless the breach was committed only negligently.

•	any act or omission done with the intent to unlawfully yield a personal benefit; or

•	any fine or forfeiture imposed on the office holder.

Pursuant to the Israeli Companies Law, exculpation of, procurement of insurance coverage for, and an undertaking to indemnify or indemnification of, our office holders must be approved by our audit committee and our board of directors and, if the office holder is a director, also by our shareholders.

 Our Articles of Association allow us to insure, indemnify and exempt our office holders to the fullest extent permitted by law, subject to the provisions of the Israeli Companies Law. Up until August 2017 we maintained directors and officers liability insurance policy with per claim and aggregate coverage limit of $7.5 million. On August 2017, our Compensation Committee and Board of Directors approved an increase in the per claim coverage and aggregate coverage of up to $10 million under its directors and officers liability insurance policy. Pursuant to resolutions adopted by our shareholders on May 15, 2016, we have also entered into agreements with our directors and officeholders providing for their indemnification and exemption from the duty of care.

ITEM 9. EXHIBITS

See the Exhibit Index on the page immediately preceding the exhibits for a list of exhibits filed as part of this registration statement on Form F-3, which Exhibit Index is incorporated herein by reference.

ITEM 10. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or any decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act of 1933 need not be furnished, provided, that the Registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	If the Registrant is relying on Rule 430B:

(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii)
If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6)
That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

(i)
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii)
For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Netanya, Israel, on January 11, 2021.

RADA ELECTRONIC INDUSTRIES LTD.

By:	/s/ Dov Sella
Name: Dov Sella
Title: Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints each of Dov Sella and Avi Israel as his or her true and lawful attorney-in-fact and agent, with full powers of substitution and re-substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed in Netanya, Israel below on January 11, 2021 by or on behalf of the following persons in the capacities and on the dates indicated.

Title
/s/ Dov Sella Dov Sella	Chief Executive Officer (Principal Executive Officer)

/s/ Avi Israel Avi Israel	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Yossi Ben Shalom Yossi Ben Shalom	Executive Chairman of the Board of Directors

/s/ Kineret Ya'ari Kineret Ya'ari	Director

/s/ Nir Cohen Nir Cohen	Director
/s/ Joseph Weiss	Director
Joseph Weiss

/s/ Tal Misch Vered Tal Misch Vered	External Director
_______________
Elan Sigal	External Director
/s/ Prof. Alon Dumanis Prof. Alon Dumanis	Director

/s/ Haim Regev Haim Regev	Director

/s/ Guy Zur Guy Zur	Director

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of RADA Electronic Industries Ltd., on January 11, 2021.

RADA Sensors Inc.
By: /s/ Max Cohen
Name: Max Cohen
Title: Chief Executive Officer

EXHIBITS

Exhibit Number	Description
4.1	Memorandum of Association of the Registrant (1)
4.2	Articles of Association of the Registrant (2)
4.3 4.4 4.5 4.6 4.7
Specimen of Share Certificate (3)

Form of Warrant and/or Warrant Certificate (4)

Form of Debt Security (4)

Form of Subscription Right Agreement (including form of Right Certificate) (4)

Form of Unit Certificate (including form of Unit Certificate) (4)

5.1	Opinion of S. Friedman & Co.
5.2	Opinion of Carter Ledyard & Milburn LLP
23.1	Consent of Kost Forer Gabbay & Kasierer, A Member of Ernst & Young Global
23.2	Consent of S. Friedman & Co. (included in Exhibit 5.1)
23.3	Consent of Carter Ledyard & Milburn LLP (included in Exhibit 5.2)
24.1 25.1	Power of Attorney (included on signature page) Statement of Eligibility of Trustee under Indenture (5)
_______________________

(1)	Filed as Exhibit 1.1 to our Annual Report on Form 20-F for the year ended December 31, 2019 and incorporated herein by reference.
(2)	Filed as Annex A to our Proxy Statement on Form 6-K furnished on April 4, 2016 and incorporated herein by reference
(3)	Filed as Exhibit 2.1 to our Annual Report on Form 20-F for the year ended December 31, 2016 and incorporated herein by reference.
(4)	Incorporated by references, if necessary, to a corresponding exhibit to a Current Report on Form 6-K in connection with an offering of securities.
(5)	Where applicable, to be incorporated by reference to a subsequent filing in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.